As filed with the Securities and Exchange Commission on April 29, 2014

Registration No. 333-151165

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChinaEdu Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 th Floor-A, GeHua Building

No. 1 Qinglong Hutong, Dongcheng District

Beijing, 100007

The People’s Republic of China

+86 10 84186655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ChinaEdu Corporation Equity Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 590-9009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Mei Yixin, Chief Financial Officer ChinaEdu Corporation 4 th Floor-A, GeHua Building No. 1 Qinglong Hutong, Dongcheng District Beijing, 100007 The People’s Republic of China +86 10 84186655	Loeb & Loeb LLP Suite 4301, Tower C, Beijing Yintai Center 2 Jianguomenwai Daije, Chaoyang District Beijing 100022, P.R. China Attention: Roger Peng +86 10 5954 3552

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the registration statement on Form S-8 (File No. 333-151165) (the “Registration Statement”), which was filed with the Securities and Exchange Commission by ChinaEdu Corporation, a company established under the laws of the Cayman Islands (the “Company”), and became effective on May 23, 2008. Under the Registration Statement, a total of 10,765,310 ordinary shares of the Company, par value $0.01 per share were registered for issuance of shares granted or to be granted pursuant to the ChinaEdu Corporation Equity Incentive Plan (the “Plan”). This Post-Effective Amendment is being filed for the sole purpose of deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan.

On April 23, 2014, pursuant to an agreement and plan of merger, dated December 31, 2013, by and among the Company, ChinaEdu Holdings Limited and ChinaEdu Merger Sub Limited (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company as the surviving entity (the “Merger”). Upon completion of the Merger, the Company became a privately-held company.

As a result of the Merger, the Company has terminated all the offerings of its securities pursuant to the Registration Statement. The Company hereby removes from registration, by means of this Post-Effective Amendment, any and all of the securities registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 29, 2014.

CHINAEDU CORPORATION

By:	/s/ Shawn Ding
Name:	Shawn Ding
Title:	Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn Ding Shawn Ding	Director and Chief Executive Officer (principal executive officer)	April 29, 2014

/s/ Mei Yixin Mei Yixin	Chief Financial Officer (principal financial and accounting officer)	April 29, 2014

/s/ Julia Huang Julia Huang	Director	April 29, 2014

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